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                                                                       Exhibit 5

                        UNANIMOUS SHAREHOLDERS AGREEMENT

                                    BETWEEN

                              LAFARGE CANADA INC.

                                      AND

                        KILMER VAN NOSTRAND CO. LIMITED

                                      AND

                             LCI-WARREN MERGER INC.

                                   MADE AS OF

                               DECEMBER 29, 2000
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                                                                  EXECUTION COPY

                        UNANIMOUS SHAREHOLDERS AGREEMENT

          THIS AGREEMENT made as of December 29, 2000;

BETWEEN:

               LAFARGE CANADA INC., a corporation incorporated under the laws of Canada (hereinafter referred to as "Lafarge"),

                                                              OF THE FIRST PART,

                                      -and-

               KILMER VAN NOSTRAND CO. LIMITED, a corporation incorporated under the laws of Ontario (hereinafter referred to as "KVN"),

                                                             OF THE SECOND PART,

                                      -and-

               LCI-WARREN MERGER INC., FORMERLY 3787532 CANADA INC., a corporation incorporated under the laws of Canada (hereinafter referred to as the "Corporation"),

                                                               OF THE THIRD PART

          WHEREAS the authorized capital of the Corporation consists of an unlimited number of common shares ("Common Shares"), of which 61,488,156 are issued and outstanding, and 166,434,000 preferred shares ("Preferred Shares"), of which 166,434,000 are issued and outstanding;

          AND WHEREAS at the date hereof all of the issued shares of the Corporation are beneficially owned by Lafarge and KVN as follows:

SHAREHOLDERS   COMMON SHARES   PREFERRED SHARES
------------   -------------   ----------------
Lafarge          61,488,156               Nil
KVN                     Nil       166,434,000

          AND WHEREAS the Shareholders and the Corporation have agreed to enter into this Agreement to give effect to the understandings between the parties with respect to the Preferred Shares;

          NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained and the payment by

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each party to each other party of the sum of One Dollar ($1.00) of lawful money of Canada (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

                           ARTICLE 1 - INTERPRETATION

1.01 DEFINITIONS

          In this Agreement, unless something in the subject matter or context is inconsistent therewith:

     (a) "Agreement" means this agreement and all amendments made hereto and thereto by written agreement between the Shareholders and the Corporation;

     (b) "Call Rights" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right (as each term is defined in the Preferred Share Conditions), collectively;

     (c) "Preferred Share Conditions" means the conditions attaching to the Preferred Shares as set forth in the Articles of Amendment of the Corporation dated December 21, 2000;

     (d) "Shares" means the shares of the Corporation that the Shareholders at the date hereof or hereafter may beneficially own; and

     (e) "Shareholders" means Lafarge and KVN, together with such other persons as may become parties to this Agreement, collectively and "Shareholder" means any one of such persons individually.

1.02 SECTIONS AND HEADINGS

          The division of this Agreement into Articles and Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof, "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.03 NUMBER

          Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

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1.04 UNANIMOUS SHAREHOLDER AGREEMENT

          This Agreement is a unanimous shareholder agreement within the provisions of Section 146 of the Canada Business Corporations Act.

                             ARTICLE 2 - CALL RIGHTS

2.01 GRANT OF CALL RIGHTS

          In consideration of the sum of Two Dollars ($2.00) now paid by Lafarge to KVN (the receipt and sufficiency of which are hereby acknowledged by KVN), KVN hereby grants to Lafarge the Call Rights to be exercisable in the manner, within the time, at the price and otherwise on the terms, provisions and conditions set out in the Preferred Share Conditions.

                         ARTICLE 3 - DEALING WITH SHARES

3.01 TRANSFER OF PREFERRED SHARES

          Notwithstanding the restrictions on share transfers in the articles of the Corporation, each holder of Preferred Shares may, without the consent of the Corporation, transfer any of its right, title or interest in or to any Preferred Shares, now or hereafter owned of record beneficially by the holder of Preferred Shares and each Shareholder covenants and agrees to cause its nominees to the board of directors of the Corporation to consent to any transfer of Preferred Shares owned by KVN or any permitted assignee or transferee thereof at any time and from time to time that KVN or such permitted assignee or transferee wishes to effect such a transfer; provided, however that any transferee of such Preferred Shares shall be a corporation resident in Canada for purposes of the Income Tax Act (Canada).

3.02 EXCHANGE OF PREFERRED SHARES

          The Corporation covenants and agrees that at any time after the fifth anniversary of the date of issuance of the Preferred Shares and upon the acquisition of Preferred Shares from KVN pursuant to the exercise of a Call Right, Lafarge will be entitled to elect to require the Corporation to exchange all Preferred Shares owned by Lafarge into Common Shares.

3.03 ENDORSEMENT ON CERTIFICATES

          All share certificates of the Corporation will bear the following language either as an endorsement or on the face thereof:

          "The shares represented by this certificate are subject to all the terms and conditions of an agreement made as of December 29, 2000, a copy of which is on file at the registered office of the Corporation."

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                               ARTICLE 4 - GENERAL

4.01 BENEFIT OF THE AGREEMENT

          This Agreement shall enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties hereto.

4.02 ENTIRE AGREEMENT

          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressly set forth in this Agreement.

4.03 AMENDMENTS AND WAIVERS

          No amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

4.04 ASSIGNMENT AND TRANSFER

          Except as may be expressly provided in this Agreement, none of the parties hereto may assign its rights or obligations under this Agreement without the prior written consent of all of the other parties hereto. No transfer of shares of the Corporation will be effective unless at or prior to the time of the proposed transfer the transferee agrees with the Shareholders, by agreement in writing in form and substance satisfactory to the Shareholders, to be bound by the terms and conditions of this Agreement as if the proposed transferee had entered into this Agreement in the place of the transferor.

4.05 TERMINATION

          This Agreement shall terminate upon:

     (a)  the written agreement of all of the Shareholders; or

     (b)  one Shareholder becoming the beneficial owner of all of the Shares.

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4.06 SEVERABILITY

          If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

4.07 GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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          IN WITNESS WHEREOF the parties have executed this Agreement.

                                        LAFARGE CANADA INC.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        KILMER VAN NOSTRAND CO. LIMITED


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------


                                        LCI-WARREN MERGER INC.


                                        By:
                                            ------------------------------------


                                        By:
                                            ------------------------------------